Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2026, by and between Quantum Corporation, a Delaware corporation (the “Company”), and each of the investors identified on the signature page hereto (including its respective successors and assigns and any affiliate or permitted transferee who is a subsequent holder of Registrable Securities (as defined below), the “Investors” and each an “Investor”).

WHEREAS, Company and each Investor are parties to a Securities Purchase Agreement, dated as of June 1, 2026, by and between the Company and such Investors identified on the signature pages thereto (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The parties hereby agree as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“GAAP” means the accounting principles that are generally accepted in the United States of America, in effect from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, whether by merger, charter amendment or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the 1933 Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the 1933 Act) and (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

2.	Registration.

(a) Registration Statements.

(i) Promptly following the Closing Date but no later than forty-five (45) calendar days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the intended plan of distribution which shall include all manners of distribution as the holders of Registrable Securities may reasonably request and as permitted by law. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.

(ii) The Company shall use commercially reasonable efforts to register the Registrable Securities on Form S-3 if such form is available for use by the Company; provided, that if at such time the Registration Statement is on Form S-1, the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC. For the avoidance of doubt, the parties acknowledge and agree that, as of the date hereof, Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, and therefore the Company will not be obligated to register the resale of the Registrable Securities on Form S-3 until such form is available, but the Company shall use reasonable best efforts to register the resale of the Registrable Securities on Form S-1.

(b) Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, if any. Except as provided in Section 5 hereof, the Company shall not be responsible for legal fees incurred by holders of Registrable Securities in connection with the performance of its rights and obligations under the Transaction Documents.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof and in any case not more than thirty (30) days following the filing thereof, unless the SEC reviews the Registration Statement, in which case not more than ninety (90) days following the filing thereof. Not later than 5:30 p.m. (Eastern time) on the second Business Day following the date on which the SEC determines not to review the Registration Statement or completes its review of the Registration Statement, the Company shall request that the SEC accelerate the effectiveness of the Registration Statement to two (2) Business Days thereafter. Not later than 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall notify the Investors as promptly as practicable, and in any event, within one (1) Business Day, after any Registration Statement is declared effective.

(ii) Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to forty-five (45) days, if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event the Board of Directors reasonably determines would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or (B) the Company determines such registration would render the Company unable to comply with applicable securities laws; and (ii) the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any Prospectus that forms a part of a Registration Statement, if (x) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event the Board of Directors reasonably determines would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in no event shall (a) holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds forty-five (45) consecutive calendar days or ninety (90) total calendar days in any one-year period (any such suspension contemplated by this Section 2(c)(ii), an “Allowed Delay”) or (b) the Company be entitled to impose more than two (2) Allowed Delays in any one-year period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

(iii) SEC Review Delay; No Default for Delays Attributable to SEC Process. Notwithstanding anything to the contrary set forth in this Agreement (including, without limitation, the effectiveness deadlines set forth in Section 2(c)(i)), in the event that the Registration Statement has not been declared effective by the SEC within the applicable time period specified in Section 2(c)(i) (the “Effectiveness Deadline”), and such failure is due solely to the timing of the SEC’s review process with respect to the Registration Statement including, without limitation, (i) the SEC’s determination to conduct a full review of the Registration Statement, (ii) the issuance by the SEC of one or more rounds of written comments with respect to the Registration Statement, or (iii) delays by the SEC in responding to the Company’s submissions or in completing its review, then the Company shall not be deemed to be in breach of, or in default under, this Agreement with respect to such Effectiveness Deadline, and no liquidated damages, penalties, or other monetary or non-monetary remedies shall accrue or become payable by the Company solely by reason of the failure to achieve effectiveness by the Effectiveness Deadline; provided that each of the following conditions is satisfied:

(A) the Company shall have filed the Registration Statement with the SEC on or before the Filing Deadline set forth in Section 2(a)(i);

(B) the Company is, and at all times following the filing of the Registration Statement has been, using commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable, including by (1) preparing and submitting responses to any SEC comment letters promptly and in good faith, (2) engaging experienced securities counsel to facilitate the SEC review process, (3) making all required amendments to the Registration Statement in a timely manner, and (4) otherwise cooperating fully and diligently with the SEC’s review;

(C) the delay in the declaration of effectiveness of the Registration Statement is not caused by, or attributable to, any act, omission, misrepresentation, or failure to act on the part of the Company, its officers, directors, counsel, auditors, or any other Person acting on behalf of the Company, including, without limitation, any material deficiency in the Registration Statement as originally filed, any failure to timely deliver required financial statements or other required information, or any failure to comply with applicable SEC rules and regulations; and

(D) within two (2) Business Days of the Company’s receipt of any written comment letter from the SEC with respect to the Registration Statement, the Company shall provide written notice thereof to each Investor, and shall thereafter furnish to each Investor, as promptly as reasonably practicable following their submission to the SEC, copies of each such comment letter and each of the Company’s written responses thereto.

For the avoidance of doubt, (x) nothing in this Section 2(c)(iii) shall relieve the Company of its obligation to use commercially reasonable efforts to cause the Registration Statement to be declared effective at the earliest practicable date, and (y) this Section 2(c)(iii) shall not limit, waive, or otherwise affect any right or remedy of any Investor arising from any cause other than a delay in effectiveness attributable solely to the SEC’s review process as described herein, including any breach by the Company of any other obligation under this Agreement. The protections afforded to the Company under this Section 2(c)(iii) are separate from, and shall not be construed to limit or expand, the Allowed Delay provisions set forth in Section 2(c)(ii).

(d) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Corporation Finance Interpretation 612.09) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided, that in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cutback imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis (based upon the relative number of Registrable Securities held by each Investor) and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.

(e) Other Limitations. Notwithstanding any other provision herein or in the Purchase Agreement, with respect to any Investor (as to such Investor only) the Filing Deadline for a Registration Statement shall be extended and any failure by the Company to maintain a Registration Statement shall be automatically waived by no action of the Investors, in each case, without default by the Company to such Investor hereunder in the event that the Company’s failure to make such filing or failure to maintain a Registration Statement results from the failure of such Investor to timely provide the Company with information requested by the Company and necessary to complete a Registration Statement in accordance with the requirements of the 1933 Act (in which case any such deadline would be extended, and a maintenance failure waived, with respect to all Registrable Securities until forty-five (45 days) after such time as the Investor provides such requested information), it being understood that the failure of such Investor to timely provide such information to the Company shall not affect the rights of other Investors herein.

(f) Liquidated Damages. If: (i) the initial Registration Statement is not filed on or prior to its Filing Deadline (if the Company files the initial Registration Statement without affording the Investors the opportunity to review and comment on the same as required herein or the Company subsequently withdraws the filing of the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) and any such event or circumstance shall thus constitute an “Event” as defined below), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the 1933 Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, being referred to as “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Subscription Amount paid by such Investor pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be 5.0% of the aggregate Subscription Amount paid by such Investor pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within ten (10) Business Days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at all times until (i) such time as there are no longer Registrable Securities held by the Investors or (ii) the second (2nd) anniversary following the Closing Date (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide via email to the Investors who have supplied the Company with email addresses each Registration Statement and all amendments and supplements thereto not less than two (2) Trading Days prior to their filing with the SEC and reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than one (1) Trading Day after the Investors have been so furnished with copies of such documents as aforesaid;

(d) furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested in writing by such Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) if requested in writing by such Investor, such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by such Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction, and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to assist or cooperate with the Investors and their counsel in connection with their registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the public offering or distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on Nasdaq (or the Trading Market on which the Common Stock is then listed);

(h) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose and (4) upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided, that such notice shall not, without the prior written consent of an Investor, disclose any material non-public information regarding the Company), and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that any requirement that Investors discontinue dispositions of Registrable Securities pursuant to Section 4(c) as a result of such event shall not exceed forty-five (45) consecutive calendar days or ninety (90) total calendar days in any one-year period; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4.	Obligations of the Investors.

(a) Each Investor shall deliver to the Company a selling stockholder questionnaire, in the form set forth on Annex A hereto, prior to the Closing Date. Each Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the additional information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in such Registration Statement (the “Registration Information Notice”). An Investor shall provide such information to the Company no later than two (2) Business Days following receipt of a Registration Information Notice if such Investor elects to have any of the Registrable Securities included in such Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.

(b) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company (which notice shall not include material non-public information) of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

5.	Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, managers, partners and agents and successors and assigns, and each other Person, if any, who controls such Investor (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members and managers of each such controlling Person (each, an “Indemnified Party”), against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees) and expenses (collectively, “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or any violation of this Agreement (collectively, “Violations”) and shall reimburse each Indemnified Party upon demand for reasonable and documented fees and expenses of counsel and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect thereto; provided, however, that the Company will not be liable in any such case if and to the extent that any such claim arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus and was reviewed and approved in writing by such Investor expressly for use in the Registration Statement, (ii) the use by an Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that such Prospectus is outdated or defective or (iii) an Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b) Indemnification by the Investors. Each Investor agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, members, managers, partners and agents and successors and assigns and each Person who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), and the officers, directors, partners, members and managers of each such controlling Person, against any Losses resulting from any Violations, to the extent that such untrue statement or omission is contained in any information regarding such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the aggregate liability of an Investor under this Section 5 be greater than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with a claim relating to this Section 5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a material conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the Indemnified Party. No Indemnified Party will, except with the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement and no indemnifying party shall be liable for any such settlement or consent to entry of judgment entered into by such Indemnified Party without its consent.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities under this Section 5(d) together with all of its other obligations under this Section 5 be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.	Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors; provided, that this Agreement may not be amended with respect to any Investor without the written consent of such Investor unless such amendment applies to all Investors in the same fashion. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors; provided, that any such action or omission that complies with the foregoing, but that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable.

(b) Rule 144. The Company shall use its commercially reasonable efforts to (i) file with the SEC in a timely manner all reports and other documents required to be filed by it under the 1933 Act and the 1934 Act, (ii) make and keep adequate current public information available within the meaning of Rule 144 and (iii) take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to Rule 144 or any similar rule or regulation hereafter adopted by the SEC.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 5.4 of the Purchase Agreement.

(d) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and permitted assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights or delegate its obligations hereunder in connection with the transfer of Registrable Securities by such Investor to such Person, provided that (I) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (II) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; and (III) prior to such assignment (i) the Investor agrees in writing with the transferee or assignee to assign such rights and delegate such obligations and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

(e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors; provided, however, that no such assignment shall be effective with respect to any Investor if such assignment would disproportionately affect, in a material adverse manner, the rights and obligations of such Investor relative to the comparable rights and obligations of the other Investors without the prior written consent of such Investor.

(f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(j) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k) Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. The Transaction Documents supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

(l) Use of Single Agreement. For ease of administration, this single Agreement is being executed so as to enable each Investor identified on the signature page of the Purchase Agreement to enter into an Agreement, severally, but not jointly. The parties agree that (i) this Agreement shall be treated as if it were a separate agreement with respect to each Investor listed on the signature page of the Purchase Agreement, as if each Investor entity had executed a separate Agreement naming only itself as Investor, and (ii) no Investor listed on the signature page of the Purchase Agreement shall have any liability under this Agreement for obligations of any other Investor so listed.

(m) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that it shall commence any Actions or Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(n) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.

(o) Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

(p) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible or disadvantaged in any way for the performance, or failure thereof, of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

(q) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

Quantum Corporation

By:
Name:	Hugues Meyrath
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:
Name:	[Name]
Title:	[Title]

[Signature Page to Registration Rights Agreement]

ANNEX A

Selling Stockholder Questionnaire

Print Exact Name of Selling Stockholder

QUANTUM CORPORATION

QUESTIONNAIRE FOR SELLING STOCKHOLDERS

The Company requests that you complete this questionnaire in order for the Company to expeditiously file a Registration Statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission to register the resale of shares of Common Stock of the Company that are or will be held by you and the other purchaser parties to the Purchase Agreement. You and such other purchasers are collectively referred to herein as “Selling Stockholders.”

THIS QUESTIONNAIRE ASKS YOU ABOUT YOUR CURRENT HOLDINGS OF THE COMPANY.

Selling Stockholders of the Company may be personally liable under the federal securities laws of the United States if the Registration Statement contains any statement which is false or misleading as to any material fact or omits to state any material fact necessary in order to make the statements therein not false or misleading.

Your careful completion of this Questionnaire will help ensure that the Registration Statement will be complete and accurate. Careful consideration of the instructions and definitions contained in the endnotes to various items is essential to an understanding of the questions.

PLEASE PROVIDE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate. Please complete, sign, and return one copy of this Questionnaire.

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. However, it is your responsibility to inform us of any changes that may occur to your situation between the date you complete this Questionnaire and the effective date of the Registration Statement. If there is any situation about which you have any doubt, please give relevant facts so that the information may be reviewed.

1

QUESTIONNAIRE

SECURITY OWNERSHIP

Item 1. Beneficial Ownership.

SEE DEFINITION OF BENEFICIAL OWNERSHIP IN THE ENDNOTES TO THIS QUESTIONNAIRE.

a. Deemed Beneficial Ownership. Please state the number of securities of the Company that you own or will own following the closing of the transactions contemplated by the Purchase Agreement:

Amount Beneficially Owned1

Number of Securities Owned by You:

Total shares of Common Stock:
Of such shares of Common Stock:
Shares as to which you have sole voting power:
Shares as to which you have shared voting power:
Shares as to which you have sole investment power:
Shares as to which you have shared investment power:

Note:	You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty (60) days, including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement. See Endnote 1.

Do you hold any other securities of the Company?

Answer: [ ] Yes    [ ] No

If “Yes,” please describe.

Do you have any present plans to otherwise acquire, dispose of or transfer securities of the Company prior to the date of effectiveness of the Registration Statement?

Answer: [ ] Yes    [ ] No

If “Yes,” please describe.

b. Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer: [ ] Yes    [ ] No

2

If “Yes,” please describe:

c. Disclaimer of Beneficial Ownership. Do you wish to disclaim beneficial ownership1 of any of the securities reported in response to Item 1(a) (together, the “Securities”)?

Answer: [ ] Yes    [ ] No

If the answer is “Yes,” please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the Securities in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person to You	Type of Security Beneficially Owned	Number of such Securities Beneficially Owned

Item 2. Control Person.

a. Please (i) state the full legal name and address of each natural person who, directly or indirectly, alone or with others, has the power to vote or dispose of the securities reported in Item 1(a) (each, a “Control Person”) and (ii) describe the relationship of such Control Person to you:

Answer:

b. For each Control Person listed above indicate whether any such Control Person wishes to disclaim beneficial ownership of the securities reported in Item 1(a).

Answer:

Item 3. Broker-Dealer Status.

a. Are you a broker-dealer?

Answer: [ ] Yes    [ ] No

b. If the answer to Item 3(a) above is “Yes,” did you receive the securities as compensation for investment banking services to the Company?

Answer: [ ] Yes    [ ] No

3

c. Are you an affiliate of a broker-dealer?

Answer: [ ] Yes    [ ] No

d. If the answer to Item 3(c) above is “Yes,” do you hereby certify that you bought the securities in the ordinary course of business, and at the time of the purchase of the securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the securities?

Answer: [ ] Yes    [ ] No

Item 4. Change of Control. Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer: [ ] Yes    [ ] No

If so, please describe:

Item 5. Relationship with the Company. Please state the nature of any position, office or other material relationship you have (not including any agreement(s) pursuant to which you were issued securities of the Company), or have had within the past three years, with the Company or its affiliates.

Check here if none: [ ]

Name of Position/Office/Other Relationship	Nature of Relationship

4

SIGNATURE

I acknowledge that the Securities Act and the rules and regulations promulgated thereunder may require me to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time as long as I hold Registrable Securities (as defined in the Registration Rights Agreement). In the absence of such notification, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

I understand that the information that I am furnishing to you herein will be used by the Company in the preparation of the Registration Statement and hereby consent to the inclusion of such information in the Registration Statement. The information set forth in this Questionnaire and in any amendments or supplements hereto that I provide from time to time in writing constitutes written information provided to the Company expressly for use in the Registration Statement.

SELLING SECURITYHOLDER:

Name:

Dated:	, 2026

By:

Name:

Title:

Address:

Telephone:

Email:

Facsimile:

ENDNOTE

1.

Beneficial Ownership. You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Exchange Act.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within sixty (60) days, including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement.

Securities held in the name of your spouse or minor child should also be considered as beneficially owned by you. Similarly, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you. In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a company controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even though you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such securities in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities. Please note, however, that securities in which you have an economic interest but over which you have no voting or investment control (for example, securities in a trust of which you are the beneficiary but not the trustee) are not deemed beneficially owned by you for the purposes of this Questionnaire.